EXHIBIT 4.4

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING SET FORTH IN THE COMPANY’S PROSPECTUS DATED FEBRUARY [●], 2020 ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE SUBSCRIPTION AGENT.

HOPTO, INC.

(Incorporated under the laws of the State of Delaware)

Non-transferable SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing non-transferable Subscription Rights, each to Purchase Shares of Common Stock of HOPTO.

Subscription Price: $0.30 per whole Share

THE SUBSCRIPTION RIGHTS ARE EXPECTED TO EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON                        2020, SUBJECT TO EXTENSION OR EARLIER TERMINATION.

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase 0.83 shares of common stock, par value of $0.0001 per share (the “Common Stock”), of hopTo, Inc., a Delaware corporation (the “Company”), at a subscription price of $0.30 per whole share (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Company’s prospectus dated February [●], 2020. The Rights Offering does not include an over-subscription privilege, and Rights holders who fully exercise their Basic Subscription Privilege will not be entitled to exercise an over-subscription privilege to purchase additional shares of Common Stock that may remain unsubscribed as a result of any unexercised Rights in the Rights Offering. The Rights represented by this Subscription Rights Certificate may be exercised by completing the appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock. The Subscription Agent will return to the subscriber any excess funds submitted promptly, without interest or penalty.

This Subscription Rights Certificate is not valid unless countersigned by Broadridge Corporate Issuer Solutions, Inc., the subscription agent.

WITNESS the seal of hopTo, Inc. and the signatures of its duly authorized officers:

By:
Chief Executive Officer, Interim Chief Financial Officer and Secretary

COUNTERSIGNED AND REGISTERED:

By:
BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by hand or overnight courier:	If delivering by first class mail:

Broadridge Corporate Issuer Solutions, Inc. Attention: BCIS IWS 51 Mercedes Way Edgewood, NY 11717	Broadridge Corporate Issuer Solutions, Inc. Attention: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0693

FORM OF ELECTION TO PURCHASE

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1- EXERCISE OF SUBSCRIPTION RIGHTS

The registered holder of this Rights Certificate is entitled to exercise the number of Rights shown in the upper right hand corner of the Subscription Rights Certificate. The undersigned hereby notified the Subscription Agent of its irrevocable election to subscribe for shares of Common Stock in the following amounts: To subscribe for shares of Common Stock pursuant to your Basic Subscription Privilege, please complete lines (a) and (b) below.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

	NUMBER OF SHARES OF COMMON STOCK		SUBSCRIPTION PRICE		PAYMENT
Basic Subscription Privilege	_______________________	X	$0.30	=	$________

(b) METHOD OF PAYMENT

TOTAL AMOUNT OF PAYMENT ENCLOSED	$ ______________

METHOD OF PAYMENT (CHECK ONE):

[ ]	PERSONAL CHECK, CASHIER’S OR CERTIFIED CHECK DRAWN ON A U.S.
BANK

[ ]	Wire transfer of immediately available funds with reference to the rights holder’s name directly to the account maintained by Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at U.S. Bank

ABA/Routing number:	123000848

International/Swift Code:	USBKUS44IMT

Bank:	U.S. Bank 800 Nicollet Mall Minneapolis, MN 55402 United States

Beneficiary Account Name:	Broadridge

Account Number:	153910728465

For Further Credit Name:	hopTo Subscription Offer

[ ]	U.S. POSTAL MONEY ORDER

FORM 2- DELIVERY TO DIFFERENT ADDRESS: If you wish for the Common Stock underlying your subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign and have your signature guaranteed.

FORM 3- SIGNATURE

TO SUBSCRIBE: The undersigned (the “Registered Holder”) acknowledges receipt of the Prospectus dated February [●], 2020, in connection with the Rights Offering and agrees to its terms. By signing below, the Registered Holder confirms that (1) after giving effect to the exercise of the Registered Holder’s Rights the Registered Holder will not, individually or as part of a group, beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and the related Treasury Regulations, more than 4.9% of the Company’s the Registered Holder outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), calculated immediately upon the closing of the rights offering, as described in the Prospectus, and (2), if I already beneficially owns, as determined in accordance with Rule 13d-3 under the Exchange Act and Section 382 of the Code and the related Treasury Regulations in excess of 4.9% of the outstanding shares of Common Stock the Registered Holder will not, via the exercise of the Rights, increase the Registered Holder’s proportionate interest in the Common Stock (with respect to (1) or (2), any such excess shares, the “Excess Shares”). With respect to any such Excess Shares, the Registered Holder hereby (1) irrevocably appoints and constitutes the Company, each of its authorized officers and their designees, and each of them, with full power of substitution, as proxy and attorney in fact with full authority to vote and act by written consent with respect to any such Excess Shares on any matter submitted to stockholders for a vote or action by written consent, in the discretion of such proxy, to the same extent the Registered Holder would have the power to vote or act by written consent and (2) grants the Company a right for 90 days from the closing of the rights offering to purchase such Excess Shares at the lesser of the $        per whole share and the closing price of the Common Stock on the principal trading market for the Common Stock on the trading day immediately prior to the date on which notice is sent to the holder of the Company’s intent to exercise such right, which notice must be sent prior to the expiration of such 90 day period. The Registered Holder agrees to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in the previous sentence.

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE FRONT OF THIS RIGHTS CERTIFICATE.

Signature(s) of Subscriber(s)

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.

Name(s): __________________________________

Capacity (Full Title): _________________________

FORM 4- SIGNATURE GUARANTEED

This form must be completed if you have completed any portion of Form 2.

Name of Bank of Firm	Registered Holder (or authorized signatory) Signature(s):

Name & Title of Signing Officer

Signature of Signing Officer

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

FOR INSTRUCTIONS ON THE USE OF HOPTO, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE INFORMATION AGENT, AT 888-789-8409 OR BY EMAIL (SHAREHOLDER@BROADRIDGE.COM).